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                                                               EXHIBIT NO. 10.57

                              AMENDED AND RESTATED
                                SUBORDINATED NOTE


                                                   April 1, 1991 as amended and
$8,000,000                                        restated as of April 22, 1994


         FOR VALUE RECEIVED, COGENTRIX OF PENNSYLVANIA, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of COGENTRIX DELAWARE HOLDINGS, INC. (the "Payee"), at its office located at 1105 North Market Street, Suite 1108, Wilmington, Delaware 19899, the principal sum of EIGHT MILLION DOLLARS ($8,000,000) or such lesser principal amount as may be from time to time outstanding hereunder, in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount of this Note, at such office, in like money and funds, for the period commencing on the date hereof until such principal amount is paid in full, at a rate per annum equal to 11.75%.

         The principal of and accrued interest on this Note shall be due and payable on April 30 and October 31 in each year or, if later, the date on which cash is available for distribution to the Company from the Borrower's Security Account pursuant to Section 4.06(b) of the Security Deposit Agreement (as defined in the Loan Agreement) (each a "Semi-Annual Date"), but only to the extent of the Company's Excess Project Cash Flow (as defined below) on such Semi-Annual Date, in an amount equal to the lesser of the amount of the Company's Excess Project Cash Flow or the outstanding principal amount of, and accrued and unpaid interest on, this Note as of such date. Notwithstanding the foregoing, the outstanding principal amount of this Note, together with all accrued and unpaid interest hereon, shall be due and payable on the Maturity Date (as defined below). Accrued interest on this Note shall also be payable on the date the principal of this Note is paid in full. Amounts paid under this Note shall be applied first to the payment of accrued and unpaid interest on this Note and second to the payment of the principal hereof.

         As used herein, (a) "Excess Project Cash Flow" shall mean, as of any date, the lesser of Excess Project Cash Flow (as defined in the Loan Agreement) for the preceding two fiscal quarters or the amount of cash available for distribution to the Company from the Borrower's Security Account pursuant to
Section 4.06(b) of the Security Deposit Agreement on such date, and (b) "Maturity Date" shall mean the date which is the later of March 31, 2005 or the date on which the Senior Debt referred to below shall have been paid in full.

         Upon the payment of the outstanding principal of and all accrued interest on this Note, the obligations of the Company under this Note shall terminate.

         This Note is an amendment and restatement of the Subordinated Note referred to in the Capital Funds Agreement dated as of August 15, 1989 among Westinghouse Electric Corporation, successor by merger to Westinghouse Credit Corporation ("Westinghouse"), the


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Company and Banque Paribas, New York Branch ("Paribas"), as Agent (as amended and supplemented from time to time, the "Capital Funds Agreement"), and evidences the Subordinated Loan made by Westinghouse to the Company pursuant to the provisions of the Capital Funds Agreement, which Subordinated Loan was assigned and transferred by Westinghouse to the Payee. Capitalized terms used in this Note have the respective meanings assigned to them in the Capital Funds Agreement.

         Each holder of this Note, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

Subordination:

         As used herein, the term "Senior Debt" shall mean all indebtedness, obligations and liabilities of the Company to Paribas and the other Banks (as hereinafter defined) and to the Agent arising out of or in connection with the Construction and Term Loan Agreement dated as of June 15, 1989 (as amended or supplemented from time to time, the "Loan Agreement") among the Company, Paribas, as Agent, and the banking institutions which are or become parties thereto (Paribas and said banking institutions being herein called the "Banks"), including, without limitation, all principal, premium (if any) and interest on all loans made to the Company under the Loan Agreement and any and all renewals or extensions thereof (including any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to the Company), all fees, expenses, costs and other amounts payable by the Company pursuant to the Loan Agreement, and the Borrower's Interest Hedging Transactions (as such term is defined in the Loan Agreement). As used herein, the term "Subordinated Debt" shall mean all principal of and interest on, and any other amount payable with respect to, this Note.

         Unless and until all Senior Debt shall have been paid in full in accordance with its terms, the Company will not, directly or indirectly, make or agree to make:

                  (a) any payment (in cash or property, by set-off or otherwise), direct or indirect, of or on account of any principal or interest in respect of this Note (or any indebtedness subordinated to this Note), and no such payment shall be accepted by any holder of this Note, or

                  (b) any redemption, purchase or other acquisition, direct or indirect, of this Note (or any indebtedness subordinated to this Note), and no holder of this Note shall be a party to any such redemption, purchase or other acquisition, if a Default or an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing or if any such action referred to in paragraphs
(a) and (b) above would be in violation of the provisions of Section 6.3 of the Loan Agreement.

         Upon (i) any acceleration of the principal amount due on this Note or
(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or



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securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all principal, premium (if any), and interest and all other amounts due or to become due upon all Senior Debt shall first be paid in full before the holder of this Note shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt evidenced by this Note (for principal, interest or otherwise); and, upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled, except as otherwise provided herein, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Note if received by it, directly to the holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holder of this Note.

         The holder of this Note hereby irrevocably authorizes and empowers (without imposing any obligation on) each holder of Senior Debt and such holder's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt holder's ratable share of the full amount of the Subordinated Debt evidenced by this Note in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt holder's ratable share of the Subordinated Debt evidenced by this Note at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of this Note or otherwise, as such Senior Debt holder's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this Note. The holder of this Note shall execute and deliver to each holder of Senior Debt and such holder's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be requested by such holder or such holder's representatives in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Subordinated Debt evidenced by this Note.

         Should any payment or distribution be collected or received by the holder of this Note and such collection or receipt is not expressly permitted by the foregoing provisions, such holder shall forthwith turn over the same to the holders of the Senior Debt or their representatives in the form received (except for the endorsement or the assignment of such holder when necessary) and, until so turned over, the same shall be held in trust by such holder as the property of the holders of the Senior Debt.

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          If any Senior Debt shall become or be declared to be immediately due and payable, the unpaid principal amount of and accrued interest on this Note shall become immediately due and payable, notwithstanding any inconsistent terms hereof. No holder of this Note shall, without the prior written consent of the holders of Senior Debt, have any right to demand payment of, or accelerate the maturity of, or institute any proceedings to enforce any indebtedness evidenced by, this Note until the Senior Debt is paid in full.

         Until the Senior Debt shall have been paid in full, the holder of this Note will not, without the prior written consent of the holders of the Senior Debt, commence or join with any other person in commencing any proceeding against the Company or any other person with respect to the Subordinated Debt under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction, nor shall the holder of this Note, without the prior written consent of the holders of the Senior Debt, participate in any assignment for the benefit of creditors, compositions, or arrangements with respect to the Company's debts with respect to the Subordinated Debt.

         Subject to the payment in full of all Senior Debt, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company made on the Senior Debt until the Subordinated Debt evidenced by this Note shall be paid in full; provided, however, that nothing herein contained shall be deemed to assign or grant to any holder of this Note, or subrogate such holder to, any right of a holder of Senior Debt as a mortgagee, secured party or other lien or pledgeholder to any property of the Company which secures such Senior Debt.

         Nothing contained in this Note is intended to or shall impair as between the Company, its creditors other than the holders of Senior Debt, and the holders of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note, as and when the same shall become due and payable in accordance with its terms, principal and interest hereon, subject to the rights of the holders of Senior Debt as herein provided, or to affect the relative rights of the holder of this Note and creditors of the Company other than the holders of Senior Debt.

         The subordination provisions of this Note, the subordination effected thereby, and the rights of the holders of the Senior Debt, shall not be affected by (a) any amendment of or addition or supplement to the Loan Agreement or any Senior Debt or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power or remedy under or in respect of the Loan Agreement or any Senior Debt or any instrument or agreement relating thereto, or
(c) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission in respect of the Loan Agreement or any Senior Debt or any instrument or agreement relating thereto; whether or not any holder of this Note shall have had notice or knowledge of any of the foregoing.

         Each holder of this Note by its acceptance hereof authorizes and directs the Company on its behalf to take such further action as may be necessary or appropriate to effectuate the



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subordination as provided herein and appoints the Company its attorney-in-fact for any and all such purposes.

Limitation on Transfer:

         This Note may not be assigned or transferred except in accordance with the provisions of Section 5 of the Consent dated as of April 22, 1994 between the Company and the Banks executed and delivered under the Loan Agreement.

         The provisions of this Note shall be governed by, and construed in accordance with, the law of the State of New York.


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         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on its behalf by one of its officers duly authorized thereunto.


                                       COGENTRIX OF PENNSYLVANIA, INC.


                                       By  /s/ Thomas F. Schwartz
                                           -----------------------------------
                                         Name:  Thomas F. Schwartz
                                         Title: Vice President - Finance and
                                                Treasurer


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